U.S. Gold Corp. appoints the Honorable Ryan K. Zinke, Former Secretary of Interior to the Board of Directors

- Former Congressman and 52nd US Secretary of the Interior for the Trump Administration

- A geologist from Montana with in-depth mining industry regulatory contacts and experience

ELKO, NV, April __, 2019 – U.S. Gold Corp. (NASDAQ: USAU), a gold exploration and development company, is pleased to announce that the Honorable Ryan K. Zinke has been appointed to the Board of Directors.

The Honorable Ryan Zinke was born and raised in Montana and attended the University of Oregon where he was awarded All-PAC 10 honors, the Sahlstrom Award and the prestigious Emerald Cup Award for academic, leadership and athletic achievement. He then attended US Navy Officers Candidate School and completed Navy SEAL Training in 1985 and was assigned to SEAL Team ONE. Highlights of Commander Zinke’s twenty-three-year career in Special Operations includes two tours of duty at SEAL Team SIX, Acting Commander of Special Forces in Iraq, Task Force Commander in Bosnia and Kosovo, and served as the “Dean” of Special Warfare training. He was awarded the Bronze Star for combat in Iraq and is credited with conducting 360 combat missions and the capture or kill of 72 terrorists. He retired from active duty in 2008 and was elected as a Montana State Senator and later twice elected as Montana’s sole member of the US House of Representatives. He served on the House Armed Services and Natural Resources committees. In 2016, Congressman Zinke was nominated by President Donald J. Trump and later confirmed by the US Senate to serve as the 52nd US Secretary of the Interior. As Secretary, he was a champion of restoring the voice of state and local communities in land and wildlife management decisions, established and protected wildlife corridors, budgeted for the largest investment in our Nation’s history for National Parks, increased public access for recreation and traditional use, and was the principle architect of the American Energy “Dominance” policy. After 31 years of public service, President Trump accepted his resignation in 2019. The Honorable Ryan Zinke is the author of American Commander and serves on numerous boards. He holds an MBA in Finance, an MS in Global Leadership, and a BS in Geology.

Edward Karr, President and CEO of U.S. Gold Corp., stated, “All of the Directors of U.S. Gold Corp. are thrilled to welcome the Honorable Ryan Zinke to our Board. As the former Secretary of the Interior and a geologist, Commander Zinke has an in-depth knowledge of the governmental regulatory and permitting process for mining and exploration companies. We look forward to his future contributions to the overall Board, technical committees and permitting assistance with our Copper King project in Wyoming.”

The Honorable Ryan Zinke commented, “I look forward to joining a winning team. U.S. Gold Corp. has attractive exploration and development projects in two mining friendly jurisdictions of Wyoming and Nevada. I am confident that my prior experience can add tremendous value to the company. I am excited to work closely with management and the Board to help make mining great again in America.”

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone is an exploration property on the Cortez Trend in Nevada. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: changes in the price of gold and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. We make no representation or warranty that the information contained herein is complete and accurate, and we have no duty to correct or update any information contained herein.

INVESTOR CONTACT:

U.S. Gold Corp. Investor Relations:

+1-800-557-4550

ir@usgoldcorp.gold

www.usgoldcorp.gold